Exhibit B
Form of Agreement
CONSULTANT CONTRACT
     THIS AGREEMENT (“Agreement”) is effective as of this 31st day of January, 2006, between VOUGHT AIRCRAFT INDUSTRIES, INC., a Delaware corporation, whose principal place of business is located at 9314 West Jefferson Blvd., Dallas, Texas 75211 (“VAII”) and Tom Risley, whose principal place of business is 2600 Twelve Oaks Lane, Colleyville, Texas 76034 (“Consultant”).
I. ENGAGEMENT
     VAII hereby retains Consultant to provide the services described in Attachment “A” hereto. Consultant’s principal point of contact at VAII with respect to the specific nature and scope of the services to be provided hereunder is the President and Chief Executive Officer. Consultant agrees to make himself reasonably available upon reasonable advance notice for the purposes of providing the services described herein. It is anticipated by the parties that the scope of such services shall not typically exceed 10 (ten) hours per month (the “Base Services”). In the event that the Company shall require Consultant to provide additional services in excess of 10 hours per month (“Additional Services”), such services shall be compensated at the rate set forth herein.
II. PLACE OF ENGAGEMENT
     Consultant shall perform the services called for under this agreement at such places as VAII may reasonably require.
III. TERM OF ENGAGEMENT
     The term of this Agreement shall commence on March 1, 2006, and expire on February 28, 2007. This Agreement may be renewed or extended for such time as VAII and the Consultant may agree upon in writing.

IV. COMPENSATION
A. Fee. VAII shall pay Consultant and Consultant shall accept from VAII in full payment for the Base Services hereunder, a fixed retainer in the amount of $3,000.00 (three thousand dollars) per month. In any month in which the services provided by Consultant should exceed 10 (ten) hours per month, the Consultant shall be paid a fee in the amount of $300.00 (three hundred dollars) per hour, payable as full payment for such additional services beyond the Base Services. If Consultant fails to substantiate any invoice for Additional Services, VAII shall have no obligation to compensate Consultant for such claimed services.
B. Expenses. VAII will reimburse Consultant in accordance with VAII policy and procedures for all reasonable and necessary expenses incurred by Consultant in connection with the rendering of services hereunder, provided that all such expenses are approved in advance by the President and Chief Executive Officer and, that the total expenses and direct charges do not exceed $25,000.00 (twenty five thousand dollars). Claims for expenses must be in accordance with VAII’s established policies and limitations pertaining to allowable expenses and documented pursuant to the procedures applicable to VAII’s employees.
C. Office Equipment. VAII shall provide the Consultant with continued use of a computer, telephone and portable email device to be used for the purposes of providing services under this Agreement.

D. Invoicing. Consultant shall invoice for Additional Services performed once a month, at the end of each month.
E. Consultant shall send all invoices to:
Vought Aircraft Industries, Inc.
P.O. Box 655907
Dallas, TX 75265-5907
Attn: Elmer Doty / M/S 49-06
F. Maximum Compensation. Notwithstanding any other provisions of this Agreement to the contrary, VAII shall not be obligated to request or to pay Consultant for any minimum amount of Additional Services, and in no event shall VAII be obligated during the term of this Agreement for consulting fees and expenses of more than $200,000.00 (two hundred thousand dollars) in the aggregate.
G. Full Extent of Compensation. Unless otherwise specifically stated in writing, this provision represents the full extent of compensation under this agreement and Consultant shall not be entitled by virtue of this Agreement to be paid a commission or to participate in any insurance, saving, retirement or other benefit programs, including, without limitation, stock ownership plans, offered by VAII to its employees.
H. Warranty. Consultant certifies and warrants that in the course of performing services under this Agreement, no payments will be made to government officials, any political party, or customer representatives, that no government official, political party, or customer representative has any direct or indirect investment interest or interest in the revenues or profits of Consultant, and that no expenditure for other than lawful purposes will be made.

V. TRADE SECRETS AND PROPRIETARY INFORMATION
A. Disclosure to Third Parties Prohibited. Consultant shall not divulge, disclose or communicate any matters affecting or relating to the business of VAII without the express written consent of VAII. The terms of this section shall remain in full force and effect after the expiration or termination of this Agreement.
B. Ideas, Improvements and Inventions. Any and all ideas, improvements and inventions conceived of, developed, or first reduced to practice in the performance of the Consultant’s work for VAII shall become the exclusive property of VAII and ideas and developments accruing therefrom shall all be fully disclosed to VAII and shall be the exclusive property of VAII and may be treated and dealt with by VAII as such, without payment or further consideration than is herein above specified. Consultant shall preserve such ideas, improvements and inventions as confidential during the contract term and thereafter and shall execute all papers and documents necessary to vest title to such ideas, developments, information, data, improvements and inventions in VAII and to enable VAII to apply for and obtain letters of patent on such ideas, developments, information, data, improvements and inventions in any and all countries and to assign to VAII the entire right, title and interest thereto.
C. Notes, Memoranda, Reports and Data. The original and all copies of notes, memoranda, reports, findings or other data prepared by Consultant in connection with the services performed hereunder shall become the sole and exclusive property of VAII.

D. Disclosure of Confidential or Proprietary Information of Third Parties Prohibited. Consultant shall not disclose to VAII or induce VAII to use any secret process, trade secret, or other confidential or proprietary knowledge or information belonging to others, including but not limited to the United States. Such information includes but is not limited to information relating to bids, offers, technical proposals, responses to requests for procurement, rankings of competitors and other similar procurement sensitive information.
VI. PRESERVATION OF TRADE NAMES, TRADE MARKS AND PATENT RIGHTS
     All trade names, trade marks and patent rights of VAII pertaining to VAII products, including the names “Vought”, “Vought Aircraft”, and “Vought Aircraft Industries, Inc.”, shall remain the sole property of VAII and Consultant shall do all things necessary to protect and preserve such trade names, trade marks and patent rights from claims by other persons or entities.
VII. COOPERATION WITH VAII
     After the expiration of this Agreement, Consultant shall cooperate with VAII in regard to any matter, dispute or controversy in which VAII may become involved and of which Consultant may have knowledge. Such cooperation shall be subject to further agreement providing for legally appropriate compensation.
VIII. INDEMNIFICATION
     Consultant shall indemnify, defend and hold VAII harmless from any and all claims of third parties for loss or damage to property or injury or death to persons arising out of or relating to Consultant’s activities, operations or omissions including those of the Consultant’s employees, pursuant to this Agreement. Such indemnification shall survive the expiration or termination of this Agreement.
IX. INDEPENDENT CONTRACTOR
     Consultant shall render all services hereunder as an independent contractor and shall not hold out himself or herself as an agent of VAII. Nothing herein shall be construed to create or confer upon Consultant the right to make contracts or commitments for or on behalf of VAII.
X. TAXES
     Consultant shall pay all taxes due with respect to the compensation paid hereunder.
XI. OBSERVATION OF APPLICABLE LAWS AND REGULATIONS
A. Conformance with FAR. Consultant shall perform all services hereunder in accordance with applicable provisions of the Federal Acquisition Regulation, 48 C.F.R. Section 1.01 et. Seq. (“FAR”). No part of any compensation or fee paid by VAII will be used directly or indirectly to make any kick-backs to any person or entity, or to make payments, gratuities, emoluments or to confer any other benefit to an official of any government or any political party.
B. No Selling Agency Employed. No person or selling agency shall be employed or retained to solicit or secure any contract, including but not limited to a United States Government contract, upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Consultant for the purpose of receiving business. In the event of a breach or violation of this warranty, VAII shall have the right to annul this Agreement without liability or in its discretion to deduct from the fee or consideration, or otherwise recover, the full amount of such commission, percentage, brokerage or contingent fee.
C. United States Laws. Consultant shall comply with and do all things necessary for VAII to comply with United States laws and regulations and express policies of the United States Government, including but not limited to the requirements of the Foreign Corrupt Practices Act, 15 U.S.C. Section 78 dd-1 et. seq., the International Traffic in Arms law, 22 C.F.R. Part 120 and applicable regulations; the Byrd Amendment (31 U.S.C. Section 1352) and applicable regulations; the Office of Federal Procurement Policy Act of 1988 (41 U.S.C. Section 423) and applicable regulations; and DoD Directive 5500.7 and applicable regulations.
      Consultant shall not seek, nor repay to VAII, any classified, proprietary or source selection information not generally available to the public. Consultant shall not influence or attempt to influence on behalf of VAII any United States Government official or employee in connection with the award, extension, continuation, renewal, amendment or modification of a federal contract or otherwise engage in “non-exempt services” within the meaning of the Byrd Amendment. Consultant shall also comply with and do all things necessary for VAII to comply with provisions of contracts between agencies of the United States Government or their contractors and VAII, which relate either to patent rights or the safeguarding of information pertaining to the security of the United

States. This entire Agreement and/or the contents thereof may be disclosed to the United States Government.
D. State Law and Regulations. Consultant shall comply with and do all things necessary for Consultant and VAII each to comply with all laws and regulations of the State of Texas and any other State, including the District of Columbia, in which services hereunder are or may be rendered.
E. Reliance. This Agreement is made in material reliance upon any representations and warranties made by Consultant in this Agreement or information provided VAII by or on behalf of Consultant.
F. Maintenance of Time and Expense Records. Consultant shall maintain appropriate time and expense records pertaining to the services performed under this Agreement. These records shall be subject to examination and audit by VAII and the Government until notified by VAII in writing, that the records no longer need to be maintained.
XII. ASSIGNMENT OF RIGHTS
     This Agreement and the rights, benefits, duties and obligations contained herein may not be assigned or otherwise transferred in any manner to third parties without the express written approval of VAII. Any such assignment or transfer without prior approval of VAII will be null, void and without effect.
XIII. MODIFICATION
     No waiver or modification of this Agreement or of any covenant, condition, or limitation herein shall be valid and enforceable unless such waiver or modification is in writing.

XIV. USE OR EMPLOYMENT OF THIRD PARTIES
     Consultant shall not utilize or employ any third party, individual or entity, in connection with Consultant’s performance of services under this Agreement without the express written approval of VAII.
XV. CONFLICTS OF INTEREST
     No business or legal conflicts of interest shall exist between services performed or to be performed by Consultant on behalf of VAII and by Consultant on behalf of any other client. Moreover, and without limitation of the foregoing, during the term of this Agreement (the “Non-Compete Period”), Consultant shall not, without the advance approval of the President and CEO of VAII, directly or indirectly, enter into, engage in, assist, finance, be employed by or consult with, or have a financial or other interest in, any business which engages in any business in which the Company engages, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint ventures for any other Person (any such activity, “Competition”). To the extent that the covenant provided for in this Section may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.
XVI. TERMINATION
A. Violation of Term or Condition. Notwithstanding the foregoing, in the event of a violation by Consultant of any term or condition, express or implied, of this Agreement or of any federal or state law or regulation pertaining to or arising from Consultant’s performance of services under this Agreement, VAII may, in its discretion, terminate this Agreement immediately, without notice and in such event, Consultant shall only be entitled to compensation up to the time of such violation.
B. Bankruptcy. Notwithstanding the foregoing, in the event that Consultant is adjudicated a bankrupt or petitions for relief under bankruptcy, reorganization, receivership, liquidation, compromise or other arrangement or attempts to make an assignment for the benefit of creditors, this Agreement shall be deemed terminated automatically, without requirement of notice, without further liability or obligation to VAII.
XVII. SEVERABILITY OF PROVISIONS
     All provisions contained herein are severable and in the event any of them are held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid provision was not contained herein.
XVIII. AVAILABILITY OF EQUITABLE REMEDIES
     Consultant understands and agrees that any breach or evasions of any of the terms of this Agreement will result in immediate and irreparable injury to VAII and will entitle VAII to all legal and equitable remedies including, without limitation, injunction or specific performance.
XIX. GOVERNING LAW
     This Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the State of Texas that shall be the exclusive applicable law. Consultant shall submit to the jurisdiction of the courts within the State of Texas for any claim, demand or suit that may arise in connection with this Agreement and Consultant specifically waives any objection or defense to venue and jurisdiction.
XX. NOTICE
     Any notice to be given hereunder shall be in writing, mailed by certified or registered mail with return receipt requested addressed to the Company:
Vought Aircraft Industries, Inc.
9314 West Jefferson Blvd.
Dallas, Texas 75211
Attention: W. Bruce White, Jr., M/S 49R-09
or to Consultant:
Tom Risley
2600 Twelve Oaks Lane
Colleyville, Texas 76034
or to such other address as may have been furnished at the date of mailing either by VAII or Consultant in writing.
XXI. COMPLETE AGREEMENT
     This Agreement constitutes the entire agreement of the parties with respect to the engagement of Consultant by VAII and supersedes any and all other agreements between the parties. The parties stipulate and agree that neither of them has made any representation with respect to this Agreement except that such representations are specifically set forth herein. The parties acknowledge that any other payments or representations that may have been made are of no effect and that neither party has relied on such payments or representations in connection with this Agreement or the performance of services contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and executed as set forth below.

VOUGHT AIRCRAFT INDUSTRIES, INC.

BY:	/s/ W. Bruce White, Jr.

W. Bruce White, Jr.
Vice President and General Counsel

Accepted on Behalf of: Tom Risley

Signature:	/s/ Tom Risley

Date:	January 31, 2006

Attachment A
Statement of Work for Consultant Tom Risley
I. Specific Tasks To Be Performed
Consultant will perform specific assignments at the specific direction of the CEO. Consultant will report directly to the CEO and will interface with other Company Officials as directed by the CEO.
II. Deliverables
To be determined based upon the nature of the assignment.
III. Where Work Will Be Performed
As directed by Chief Executive Officer.
IV. Total Cost and Expenses
Not to exceed $200,000 (two hundred thousand dollars)